EXHIBIT 1 to Schedule 13D

                             JOINT FILING AGREEMENT

Joint Filing Agreement dated as of February 22, 2007, by and among Fortissimo Capital GP, L.P.; Fortissimo Capital Fund (Israel), L.P.; Fortissimo Capital Fund (Israel-DP), L.P.; and Fortissimo Capital Fund, L.P. (collectively, the "Parties").

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the Parties hereto represents to the other Parties that it is eligible to use
Schedule 13D to report its beneficial interest in the ordinary shares, nominal value of NIS 0.25, of Crow Technologies 1977 Ltd. beneficially owned and reported upon in the Schedule 13D to which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties files the Schedule 13D on behalf of itself.

Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, but not for the completeness and accuracy of the information concerning the other Parties, except to the extent it knows or has reason to believe that such information is inaccurate.


         1. Fortissimo Capital GP, LP

         By its General Partner

         Fortissimo Capital (GP) Management Ltd.:

         ----------------------------

         Yuval Cohen, Director



         2.  Fortissimo Capital Fund (Israel) LP

         By its General Partner:

         Fortissimo Capital GP, LP

         By its General Partner

         Fortissimo Capital (GP) Management Ltd.:

         ----------------------------

         Yuval Cohen, Director



         3. Fortissimo Capital Fund (Israel-DP), L.P.

         By its General Partner:

         Fortissimo Capital GP, LP

         By its General Partner

         Fortissimo Capital (GP) Management Ltd.:

         ----------------------------

         Yuval Cohen, Director


         4. Fortissimo Capital Fund, L.P.

         By its General Partner:

         Fortissimo Capital GP, LP

         By its General Partner

         Fortissimo Capital (GP) Management Ltd.:

         ----------------------------

         Yuval Cohen, Director